EXHIBIT 99.2

                          PALM COAST DATA HOLDCO, INC.
                      Unaudited Consolidated Balance Sheet
                                December 31, 2006
                        (In thousands, except share data)

                                     Assets
Current assets:
  Cash ...................................................   $  1,273
  Accounts receivable, net of allowance of $23 ...........     10,102
  Postage deposits .......................................        129
  Prepaid expenses and other assets ......................      1,333
                                                             --------
          Total current assets ...........................     12,837
Property, plant, and equipment, net ......................     15,594
Intangible assets, net ...................................     18,420
Deferred financing costs, net ............................        848
Goodwill .................................................     25,969
Other ....................................................        413
                                                             --------
          Total assets ...................................   $ 74,081
                                                             ========
                      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable .......................................   $  1,850
  Accrued expenses .......................................      5,005
  Advances from customers ................................      2,363
  Current portion of long-term debt ......................      2,831
                                                             --------
          Total current liabilities ......................     12,049
Long-term debt ...........................................     43,200
Deferred compensation ....................................      2,433
                                                             --------
          Total liabilities ..............................     57,682
                                                             --------
Shareholders' equity:
  Common stock class A, $0.01 par value;
    3,031 shares authorized; 1,311 issued ................         --
  Common stock class B, $0.01 par value;
    23,664 shares authorized; 21,743 share issued                  --
  Additional paid-in capital .............................     23,054
  Accumulated deficit ....................................     (6,655)
                                                             --------
          Total shareholders' equity .....................     16,399
                                                             --------
          Total liabilities and shareholders' equity .....   $ 74,081
                                                             ========

See accompanying notes to unaudited consolidated financial statements.

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

                          PALM COAST DATA HOLDCO, INC.
                 Unaudited Consolidated Statements of Operations
          For the Six Months Ended December 31, 2006 and for the period from August 10, 2005 (date of inception) to December 31, 2005
                                 (In thousands)

                                        2006        2005
                                      --------------------
Revenue ...........................   $ 27,478    $ 20,933
Cost of revenue ...................     17,981      13,849
                                      --------------------
          Gross margin ............      9,497       7,084
                                      --------------------
Operating expenses:
  Marketing and client services ...      2,802       1,975
  General and administrative ......      4,852       3,612
  Amortization of intangible assets        864         679
                                      --------------------
          Total operating expenses       8,518       6,266
                                      --------------------
          Operating income ........        979         818
Interest expense, net .............      3,262       2,463
                                      --------------------
          Loss before income taxes      (2,283)     (1,645)
Income tax benefit ................       --          --
                                      --------------------
          Net loss ................   $ (2,283)   $ (1,645)
                                      ====================
See accompanying notes to unaudited consolidated financial statements.

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

                          PALM COAST DATA HOLDCO, INC.
                 Unaudited Consolidated Statements of Cash Flows
          For the Six Months Ended December 31, 2006 and for the period from August 10, 2005 (date of inception) to December 31, 2005
                                 (In thousands)

                                                                  2006         2005
                                                                --------------------
Operating activities:
  Net loss ..................................................   $ (2,283)   $ (1,645)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation ............................................      1,025         836
    Amortization of intangible assets .......................        864         679
    Loss on disposal of property ............................         36          --
    Interest paid with in-kind notes payable ................        562         275
    Non-cash interest expense ...............................        113          86
    Deferred compensation ...................................        217          28
    Changes in operating assets and liabilities:
      Accounts receivable ...................................     (1,358)     (1,797)
      Postage deposits ......................................        (18)       (129)
      Prepaid expenses and other assets .....................       (399)        (40)
      Other long-term assets ................................         54          17
      Accounts payable ......................................        266       1,211
      Accrued expenses ......................................        650       1,038
      Advances from customers ...............................        200      (1,007)
                                                                --------------------
          Net cash used in operating activities .............        (71)       (448)
                                                                --------------------
Investing activities:
  Purchase of property, plant, and equipment ................       (445)       (989)
  Net cash paid for acquisition .............................        (37)    (68,898)
                                                                --------------------
          Net cash used in investing activities .............       (482)    (69,887)
                                                                --------------------
Financing activities:
  Repayment of long-term debt ...............................       (563)       (500)
  Repayment of revolving line of credit .....................     (1,200)       (991)
  Proceeds from issuance of common stock ....................         --      23,054
  Proceeds from long-term debt ..............................         --      46,256
  Payment of debt issuance cost .............................        (16)     (1,154)
  Proceeds from revolving line of credit ....................      1,500         991
                                                                --------------------
          Net cash provided by (used in) financing activities       (279)     67,656
                                                                --------------------
          Net decrease in cash ..............................       (832)     (2,679)
Cash, beginning of period ...................................      2,105       4,242
                                                                --------------------
Cash, end of period .........................................   $  1,273    $  1,563
                                                                ====================
Supplemental cash flow information:
  Interest paid .............................................   $  2,834    $    850

See accompanying notes to unaudited consolidated financial statements.

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

                          PALM COAST DATA HOLDCO, INC.
              Notes to Unaudited Consolidated Financial Statements


1. ORGANIZATION AND BASIS OF PRESENTATION

NATURE OF BUSINESS

Palm Coast Data Holdco, Inc. ("PCD Inc."), through its subsidiary, Palm Coast Data LLC ("PCD LLC"), provides magazine publishers and membership organizations with customer management and fulfillment services, including front-end processing, account management, direct mail services, letter shop services, print management, reporting and online communications.

BASIS OF PRESENTATION

The unaudited consolidated financial statements include the unaudited consolidated balance sheet of PCD Inc. as of December 31, 2006 and the unaudited consolidated statement of operations and unaudited consolidated statement of cash flows for the six-months ended December 31, 2006 and for the period August 10, 2005 (date of inception) to December 31, 2005.

The unaudited consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of PCD Inc. included in this current report on Form 8-K/A.

All intercompany transactions have been eliminated.

INTERIM FINANCIAL INFORMATION

The unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and, in management's opinion, include all adjustments necessary for a fair presentation of results for the periods presented.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITION OF PALM COAST DATA HOLDCO, INC. BY AMREP CORPORATION

On January 16, 2007, AMREP Corporation, through a subsidiary of its Kable Media Services, Inc. subsidiary, acquired PCD Inc. pursuant to the terms of that certain Agreement and Plan of Merger (the "Agreement"), dated as of November 7, 2006 (the "Acquisition"). The Agreement provided for the Acquisition to occur by the merger of the Kable Media Services, Inc. subsidiary with and into PCD Inc., with PCD Inc. surviving the merger. As a result of the merger, PCD Inc. is now a direct wholly-owned subsidiary of Kable Media Services, Inc.

The merger consideration totaled approximately $92.0 million plus an additional amount for working capital and certain other adjustments preliminarily estimated at $3.7 million. The acquisition was financed with existing cash and borrowings.

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